Exhibit 99.1

Eclipse Resources Corporation Announces $440 Million Equity Raise and Establishes 2015 Capital Budget

STATE COLLEGE, Pa., Dec 29, 2014 – (BUSINESS WIRE) – Eclipse Resources Corporation (“Eclipse Resources” or “the Company”) (NYSE: ECR) today announced that the Company has entered into an agreement to sell 62,500,000 shares of common stock for $440 million in a private placement transaction, which is expected to result in net proceeds to the Company of approximately $434 million (after deducting placement agent commissions and the Company’s estimated expenses). The shares will be sold to the investors at a purchase price of $7.04 per share, which was the average closing price of the Company’s common stock for the five-day period ended (and including) December 26, 2014. The purchasers include affiliates of EnCap Investments, L.P., entities controlled by certain members of management of the Company, and other selected institutional and accredited investors. The private placement was approved by the Audit Committee of the Company’s board of directors, which committee is composed entirely of independent directors, and is expected to close on or around January 28, 2015, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the private placement to fund its capital expenditure plan and for general corporate purposes.

Eclipse Resources also announced today that its Board of Directors has approved a capital budget for 2015 of $640 million, a decrease of 20% from its 2014 capital budget. As of result of the Company’s improvement in capital and drilling efficiencies, the Company expects to deliver year-over-year production growth of 240 – 290% in 2015. The Company expects that net production for 2015 will consist of approximately 60% natural gas, 20% condensate and oil, and 20% natural gas liquids.

The 2015 capital budget assumes Eclipse Resources and the operators of its non-operated properties will turn 124 gross (58 net) wells to sales during the year. The 2015 capital budget is allocated 94% to Utica Shale drilling and completions and 6% to land related activities and other general corporate purposes. The 2015 planned drilling and completions capital budget is allocated 77% to operated activities and 23% to non-operated activities, although the Company expects that continued acreage trade activities with non-operated partners could shift capital from non-operated to operated categories.

Additionally, the Company announced today that it has entered into a 10-year firm transportation and marketing agreement with Blue Racer Midstream to market a substantial portion of its operated production of propane and butane through Blue Racer’s firm capacity on Sunoco’s Mariner East II Project. The Mariner East II Project will connect the natural gas liquids resources in the Marcellus and Utica Shale to Sunoco’s existing infrastructure and international port at its Marcus Hook facility near Philadelphia. Mariner East II is expected to be operational in late 2016. Under the agreement, Eclipse will have firm transportation, which grows from approximately 7,500 barrels to 14,000 barrels per day during the term of the agreement (67% propane and 33% butane). Through this new agreement, the Company plans to export propane and butane in order to capture the premium pricing offered by international markets, but also retains the ability to sell domestically.

Commenting on the capital raise and 2015 capital budget, Benjamin Hulburt, the Company’s Chief Executive Officer, said, “We are appreciative and encouraged by the continued support of our shareholders and in particular EnCap Investments. This incremental capital funds our capital program and should allow us to come out of this current commodity price downturn poised to take advantage of an outstanding asset base, a strong balance sheet and an experienced and efficient operating team. As we look toward the coming year, Eclipse has formulated a capital plan that endeavors to prudently manage the Company’s balance sheet and liquidity in the current commodity price environment while still achieving significant production growth despite a reduction in capital expenditures of 20%. We believe it is imperative in this environment to closely monitor and manage the Company’s liquidity and balance sheet. We intend to make further adjustments to our capital spending plan as the commodity price situation dictates in order to preserve this liquidity. Additionally, we have continued to layer in commodity hedges as our production base has grown. Our current natural gas hedged volumes equate to approximately 55% of the mid-point of our annual production guidance for 2015 at an average price of $3.75/Mcf. We remain focused on our operational execution. For example, we recently drilled a horizontal Utica Shale well from spud to TD in just 11 days. We expect that our drilling and completion efficiencies will translate into a reduction in our operated well costs by 5-10% in the coming year, based on our current performance and service costs.”

KeyBanc Capital Markets provided advisory services to the Company and acted as sole placement agent in connection with the private placement of Eclipse’s common stock. RBC Capital Markets and Vinson & Elkins LLP served as advisors to the Audit Committee in connection with the transaction.

The Company has posted an updated investor presentation on its website at www.eclipseresources.com.

About Eclipse Resources

Eclipse Resources is an independent exploration and production Company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ final prospectus dated June 19, 2014 and filed with the Securities Exchange Commission pursuant to Rule 424(b) of the Securities Act on June 23, 2014 (the “IPO Prospectus”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Report on Form 10-Q.

Forward-looking statements may include statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; pending legal matters relating to its leases; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; general economic conditions; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical. Eclipse Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to; legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the recent significant decline of the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A. Risk Factors” in Eclipse Resources’ Final Prospectus of Form S-1 and in “Item 1A. Risk Factors” of this the Company’s Quarterly Report on Form 10-Q. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue. Except as otherwise required by applicable law, Eclipse Resources disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Contact:

Mathew DeNezza

Executive Vice President and Chief Financial Officer

814-308-9754

mdenezza@eclipseresources.com